SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2004

TRANSMETA CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-31803	77-0402448

(Commission	(IRS Employer
File Number)	Identification No.)

3990 Freedom Circle, Santa Clara, CA	95054

(Address of principal executive offices)	(Zip Code)

(408) 919-3000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Item 5: Other Events.
SIGNATURE

Item 5:	Other Events.

On July 27, 2004, David R. Ditzel established a written sales plan for trading shares of the common stock of Transmeta Corporation (the “Company”) in accordance with Rule 10b5-1 of the Securities Act of 1934. Such trading plans allow a corporate insider to gradually diversify holdings of stock while minimizing any market effects of such trades by spreading them out over an extended period of time and eliminating any market concern that such trades were made by a person while in possession of material nonpublic information.

On August 10, 2004, Mr. Ditzel made a scheduled sale of 300,000 shares of Company stock pursuant to his Rule 10b5-1 sales plan. Mr. Ditzel co-founded the Company in 1995 and serves as the Company’s chief technology officer and as vice chairman of its Board of Directors. Mr. Ditzel presently owns more than 2,500,000 shares of Company stock and holds options to purchase an additional 820,000 shares of Company stock. Mr. Ditzel’s Rule 10b5-1 plan is intended to achieve a gradual diversification of a fraction of his present holdings by enabling him to sell an aggregate of up to 1,500,000 shares, in preset monthly increments, over a period of approximately one year, ending on July 27, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSMETA CORPORATION
Date: August 11, 2004	By:	/s/ John O’Hara Horsley
John O’Hara Horsley
Chief Financial Officer
Vice President, General Counsel & Secretary